UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2024
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1220 N Price Road, Suite 2, Olivette, MO 63132
(Address of principal executive offices, Including Zip Code)

(314) 200-5218
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of Latch, Inc. (the “Company”) approved an extension of its temporary cash-based leadership compensation program that was established in 2023 to provide certain cash compensation to the Company’s officers and key employees during the course of the Company’s efforts to restate certain of its financial statements (the “Restatement”). The leadership compensation program is described in more detail below.
In addition, on the Effective Date, the Board approved a performance-based equity incentive program (the “Performance Equity Program”) pursuant to which awards of performance-vesting stock options (“Performance Options”) and performance-vesting restricted stock units (“PSUs”) will be granted to Company officers and service providers, and the Company granted Performance Options to certain officers and key service providers. The Performance Equity Program is described in more detail below.
On the Effective Date, the Board also appointed Jason Mitura as the Company’s Chief Product Officer beginning August 16, 2024. On August 12, 2024, the Company entered into an employment agreement with Mr. Mitura in connection with his appointment.
Mr. Mitura, age 39, was the Chief Product Officer at Ring from July 2017 to December 2023, where, leading a team of over 2,000, he oversaw all aspects of the company’s hardware and software development and design. Mr. Mitura has served as a consultant to the Company since January 2024. Prior to joining Ring in September 2016, Mr. Mitura served as co-founder and CEO of Kitov Systems, an automated visual inspection and robotics systems company, and as CEO of Viewdle, a computer vision company acquired by Google in 2012. Mr. Mitura earned his Bachelor of Arts degree from the University of Southern California.
Leadership Compensation Program
Under the Company’s cash-based leadership compensation program, Company officers and other participants receive an additional amount of cash compensation, payable in semi-monthly installments alongside their regular base salary, and are not eligible for any other cash incentive compensation or annual bonuses while the leadership compensation program is in place. On the Effective Date, the Board extended this program, originally scheduled to expire on July 31, 2024, until the earlier of (i) the listing of the Company on a national securities exchange or (ii) the date the Board determines in its discretion to terminate it. The annualized amounts payable under the program to Jamie Siminoff, the Company’s Chief Strategy Officer, David Lillis, Senior Vice President of Finance, and Mr. Mitura are $1,550,000, $475,000 and $650,000, respectively.
Performance Equity Program and Performance Option Grants
The Performance Equity Program provides for the Company to grant awards under the Latch, Inc. 2021 Incentive Award Plan (the “2021 Plan”) that will become eligible to vest based on the Company’s common stock reaching specified market trading prices (based on a trailing 60-day daily volume weighted average trading price) within seven years after the Effective Date. The Company expects that substantially all of its eligible employees will participate in the Performance Equity Program. Awards under the Performance Equity Program will generally be granted 50% in the form of PSUs that will become eligible to vest, or “earned,” in three equally-sized tranches upon attaining a $1, $2 and $3 stock price hurdle, and 50% in the form of Performance Options that will become earned in three equally-sized tranches upon attaining a $4, $5 and $6 stock price hurdle. Upon attainment of a stock price hurdle, 25% of the earned tranche of PSUs and Performance Options will vest, with the remaining 75% of such earned tranche vesting in three equal annual installments over the next three years, subject to the applicable participant’s continued service through the vesting date.
On the Effective Date, the Board granted Performance Options under the Performance Equity Program and the 2021 Plan to certain officers and key service providers, including to Messrs. Siminoff, Mitura and Lillis covering the following numbers of shares: Mr. Siminoff: 8,000,000 shares; Mr. Mitura: 7,500,000 shares; and Mr. Lillis: 3,000,000 shares.

As described above, the Performance Options are eligible to be earned in three tranches based on the Company’s common stock reaching market trading prices (based on a trailing 60-day daily volume weighted average trading price) before the seventh anniversary of the Effective Date, as set forth in the following table:

Earned Tranche	Shares Subject to the Performance Option	Share Price Hurdle
1	33.33% of award	$4.00
2	33.33% of award	$5.00
3	33.34% of award	$6.00

Upon attainment of a stock price hurdle, 25% of each earned tranche of Performance Options will vest, with the remaining 75% of such earned tranche vesting in three equal annual installments over the next three years, subject to the applicable participant’s continued service through the vesting date. The Performance Options have an exercise price of $0.41 and a ten year term; however, any portion of the Performance Option corresponding to a tranche that has not become earned based on the achievement of a share price hurdle within seven years after the Effective Date will be cancelled and forfeited.
In addition to the performance-based and service-based vesting requirements described above, (i) the first tranche of the Performance Option will, to the extent vested, only become exercisable in four equal installments on the second, third, fourth and fifth anniversaries of the Effective Date, (ii) the second tranche of the Performance Option will, to the extent vested, only become exercisable in four equal installments on the third, fourth, fifth and sixth anniversaries of the Effective Date, and (iii) the third tranche of the Performance Option will, to the extent vested, only become exercisable in four equal installments on the fourth, fifth, sixth and seventh anniversaries of the Effective Date.
In the event that the applicable participant’s service with the Company terminates for any reason (other than a termination by the Company for cause), any portion of the Performance Option that is vested as of the date of such termination will remain outstanding until the nine-month anniversary (or, if such termination is due to such participant’s death or disability, the 12-month anniversary) of the later of (i) the termination date or (ii) the date on which the Performance Option or portion thereof became exercisable in accordance with the schedule described above. If the participant’s service is terminated by the Company for cause, then the entire unexercised portion of the Performance Option will be immediately forfeited without consideration.
If a change in control of the Company occurs, the Performance Option will be earned based on the price paid or implied in the change in control transaction, pro-rated to reflect a price per share that falls between $3.00 and $4.00 or between any two share price hurdles applicable to the Performance Option, as set forth above. Any earned portion of the Performance Option, including any portion earned in connection with a change in control, will be subject to a “double trigger” vesting provision under which such earned portion will vest if the applicable participant’s service is terminated without cause or if such participant resigns for good reason, within three months prior to or 24 months following the date of such change in control transaction.
The foregoing description of the Performance Options and anticipated terms of PSUs to be granted under the Performance Equity Program is qualified in its entirety by reference to the full text of the forms of Performance-Based Option Agreement and Performance-Based Restricted Stock Unit Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Report”) and incorporated by reference herein.

Employment Agreement
On the Effective Date, the Board approved an employment agreement with Mr. Mitura, which provides for an initial annual base salary of $350,000 and for participation in the Performance Equity Program. The Company and Mr. Mitura entered into the employment agreement on August 12, 2024, and Mr. Mitura’s employment commences August 16, 2024.
In the event that Mr. Mitura’s employment is terminated by the Company without cause or by Mr. Mitura for good reason, in each case, as defined in the employment agreement, then in addition to payment of any accrued amounts and subject to his timely execution of a release of claims and continuing to comply with his restrictive covenant obligations, Mr. Mitura will be entitled to receive 12 months of salary continuation payments at his then-current base salary rate, as well as continued coverage under the Company’s group health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 12 months.
Pursuant to the restrictive covenant agreement attached to his employment agreement, Mr. Mitura is subject to non-competition and non-solicitation restrictions that last during his employment with the Company and for 12 months following the termination thereof.
The foregoing description of Mr. Mitura’s employment agreement is a summary only and does not describe all applicable terms and conditions. The description is subject to and qualified in its entirety by the terms of the employment agreement, a copy of which is filed as Exhibit 10.3 to this Report and incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Performance-Based Option Agreement.
10.2	Form of Performance-Based Restricted Stock Unit Agreement.
10.3	Employment Agreement, dated as of August 16, 2024, by and between the Company and Jason Mitura.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	August 13, 2024	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Senior Vice President and General Counsel